EXHIBIT 10.20
SECOND AMENDMENT TO LEASE
This Second Amendment to Lease is made this 9th day of March, 2007, by and between Industrial Equities Group LLC (“Landlord”) and Cardiovascular Systems, Inc. (“Tenant”).
RECITALS
WHEREAS, Landlord and Tenant entered into a Lease dated September 26, 2005 and as amended and extended on February 20, 2007 (collectively the “Lease”) for certain premises containing approximately 34,513 total square feet located at Lakeview Business Campus III, 651 Campus Drive, New Brighton, Minnesota (“Leased Premises”); and
WHEREAS, Tenant is desirous of expanding the Leased Premises by leasing approximately 3,343 square feet of additional office/warehouse space located adjacent to the Leased Premises as shown on the attached Exhibit A (“Expansion Space”).
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Landlord and Tenant hereby agree to amend the Lease as follows:
1.	The Lease for the Expansion Space shall commence on May 1, 2007. Landlord will make its best efforts to complete the space by
April 1, 2007 and that any occupancy prior to the May 1st commencement date will be at no additional cost other than utilities which Tenant may use which shall be separately metered.

2.	The Lease term shall terminate May 31, 2012.

3.	For purposes of this Amendment, effective May 1, 2007, the Leased Premises shall contain approximately 37,856 total square feet.

4.	Base Rent for the Leased Premises shall be amended and paid according to the following schedule:

		Expansion Base	Total Monthly
Period	Base Rent/Month	Rent/Month	Base Rent
May. 1, 2007 – Jul. 31, 2007	$19,560.54	$ 0.00	$19,560.54
Aug. 1, 2007 – Jan. 31, 2008	$26,729.57	$2,668.83	$29,398.40
Feb. 1, 2008 – Jan. 31, 2009	$27,264.16	$2,722.21	$29,986.37
Feb. 1, 2009 – Jan. 31, 2010	$27,809.45	$2,776.65	$30,586.10
Feb. 1, 2010 – Jan. 31, 2011	$28,365.65	$2,832.19	$31,197.84
Feb. 1, 2011 – May 31, 2012	$28,932.95	$2,888.83	$31,821.78
5.	Tenant’s Proportionate Share, as defined in the Lease, shall be 80.60%.

6.	PARKING. An additional twelve (10) non-exclusive parking stalls shall be provided for a total of one-hundred thirty-four (132) non-exclusive parking stalls.

7.	Landlord shall provide the following Tenant Improvements to the Expansion Space:
•	Replace carpet in front half of bay (conference room and existing carpeted areas) to match existing office.

•	Replace existing VCT with new VCT tile entirely in back half for lab area.

•	Replace ceiling tiles as needed throughout the entire area.

•	Ensure all lighting is in good working order, evenly and adequately spaced.

•	Repaint all walls to match current office and lab areas.

•	Electrical service shall be ample to serve the office and lab consistent with Tenant’s current use in its existing Premises.

•	Restrooms cleaned and all plumbing certified in good working order. Repair and repaint all drywall walls.

•	Complete new demising wall and paint to match premises.

•	Service and certify that HVAC units serving the premises are in good working order and replace the compressor units if required within one year following the commencement date.

•	Tenant space plan shall be provided at Landlord’s expense.
Other than the improvements outlined above, Tenant agrees to accept the Premises in its “AS-IS” condition. Any additional improvements shall be completed at the Tenant’s sole cost and expense and must receive the Landlord’s prior written approval.
8.	OPTION TO RENEW. By written notice given to Landlord at least twelve (12) months prior to the expiration of the term of this Lease, Tenant may elect to renew this Lease for one (1) additional term of five (5) years. The renewal shall be upon all the terms and conditions of this Lease, except the base tent shall be at the then prevailing market rate with annual increases for similar spaces in the market area and provided further that Tenant shall have no further renewal options. If the parties cannot agree on the amount of the prevailing market rate, the matter shall be submitted to binding arbitration in accordance with the rules of the American Arbitrators Association. The arbitrator shall be a Real Estate professional with at least (10) years experience in evaluating properties similar to this building. The arbitrators determined market rate and annual increases shall take effect as of the renewal date of the Lease. This Right of Renewal is not assignable to a sublessee or third party.

9.	RIGHT OF FIRST REFUSAL. Tenant shall have the Right of First Refusal on any contiguous space within the building for ten (10) days after written notice from Landlord of its availability, provided Tenant is not in default under the terms and conditions of this Lease and provided further that at least five (5) years remain on the Lease term or Tenant agrees to modify the Lease to provide for not less than five (5) years on the total Leased premises. Tenant shall exercise this Right of First Refusal by written notice to Landlord. In the event Tenant so notifies Landlord, then Tenant shall commence rental payments on the date first indicated in Landlords notice and Tenant shall accept such space in its current condition without obligation of Landlord to make Leasehold improvements. If Tenant does not so notify Landlord within ten (10) days thereafter, then Tenant shall be deemed to have waived its Right of First Refusal and Landlord shall proceed to Lease the space. The Right of First Refusal is not assignable. The base rental rate shall be at the then prevailing market rate and annual increases for similar space in the market area. If the parties cannot then agree on the amount of the prevailing market rate, then the matter shall be submitted to binding arbitration in accordance with the rules of the American Arbitration Association.

10.	BROKERAGE. Landlord shall pay TaTonka Real Estate Advisors a commission on the expansion premises in the amount of 5% of the base rent paid over the term.
Except as modified herein, Landlord and Tenant hereby ratify and reconfirm each provision of the existing Lease. The provisions of the Amendment shall supersede any inconsistent or conflicting provisions of the original Lease.

LANDLORD		TENANT
INDUSTRIAL EQUITIES GROUP LLC		CARDIOVASCULAR SYSTEMS, INC.

By:	John N. Allen	By:	/s/ JAMES E. FLAHERTY

Its:	Managing Agent	Its:	CFO

Date:		Date:	3/16/07

EXHIBIT A

OPEN OFFICE
OPEN OFFICE
FLOOR PLAN

GENERAL NOTES

LEGEND

NEW WALLS	
NEW WALLS TO DECK W/ SOUND INSUL.	
NEW WALLS TO 10' W/ SOUND INSUL.	
NEW INFRARED WALLS W/SOUND INSUL.	
EXISTING WALLS	
DEMO WALLS	

LEASEHOLD AREA

OFFICE AREA:	3,329 S.F.
(INCLUDES HALF SHARED VESTIBULE)	
SUBTOTAL AREA:	3,329 S.F.
1.08% OF BLDG. MECH.	14 S.F.
TOTAL AREA:	3,343 S.F.

KEY PLAN

LEASEHOLD AREA

ARCHITECTS PROFESSIONAL ASSOCIATION

DEVELOPER / OWNER :

INDUSTRIAL EQUITIES

PROJECT:

LEASEHOLD FLOOR PLAN

A-1

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